                                                                     EX-99.m.1.i

                              Amended and Restated
                                   Schedule I

                          Series                  Fee Rate    Commencement Date

RevenueShares Large Cap Fund                       0.25%      October 12, 2007
RevenueShares Mid Cap Fund                         0.25%      October 12, 2007
RevenueShares Small Cap Fund                       0.25%      October 12, 2007
RevenueShares Consumer Discretionary Sector Fund   0.25%        June 20, 2008
RevenueShares Consumer Staples Sector Fund         0.25%        June 20, 2008
RevenueShares Energy Sector Fund                   0.25%        June 20, 2008
RevenueShares Financials Sector Fund               0.25%        June 20, 2008
RevenueShares Health Care Sector Fund              0.25%        June 20, 2008
RevenueShares Industrials Sector Fund              0.25%        June 20, 2008
RevenueShares Information Technology Sector Fund   0.25%        June 20, 2008
RevenueShares Materials Sector Fund                0.25%        June 20, 2008
RevenueShares ADR Fund                             0.25%        June 20, 2008
RevenueShares Navellier Overall A-100 Fund         0.25%        June 20, 2008

Effective Date: June 20, 2008